Exhibit 99.4

Citizens Bancshares Corporation
Unaudited Proforma Combined Financial Information as of December 31, 2002 and for
the year Ended December 31, 2002

Basis of Presentation

The following unaudited pro forma combined financial information gives effect to Citizens Bancshares Corporation (the "Company") acquisition of CFS Bancshares, Inc. ("CFS"). The acquisition was accounted for using the purchase method of accounting.

The unaudited pro forma combined financial information as of December 31, 2002 and for the year then ended give effect to this transaction as if it had occurred on January 1, 2002.  The financial information of CFS includes reclassifications to conform to the Company's presentation.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available.  The unaudited pro forma combined financial information does not purport to represent what the Company's financial position or its results of operations would actually have been if the transaction had occurred on January 1, 2002 and are not representative of the Company's financial performance for any future period.  The unaudited pro forma combined financial information should be read in conjunction with the other financial information and notes thereto included elsewhere in this Form 8-K/A.

Citizens Bancshares Corporation
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2002

	Citizens Bancshares	CFS Bancshares	Subtotal	Pro Forma Adjustments		Pro Forma Combined

Cash and due from banks	$11,117,482	$3,388,410	$14,505,892	$ (9,055,000)	(A)	$5,450,892
Federal funds sold	-	3,812,060	3,812,060			3,812,060
Interest-bearing deposits with banks	15,191,949	149,353	15,341,302			15,341,302
Certificates of deposit	3,095,000	-	3,095,000			3,095,000
Investment securities available for sale, at fair value	53,972,076	56,598,140	110,570,216			110,570,216
Investment securities held to maturity, at cost	2,375,797	687,377	3,063,174			3,063,174
Other investments	2,225,850	947,500	3,173,350			3,173,350
Loans receivable, net	172,076,880	36,549,291	208,626,171			208,626,171
Premises and equipment, net	6,731,658	3,353,478	10,085,136			10,085,136
Cash surrender value of life insurance	6,879,840	-	6,879,840			6,879,840
Foreclosed real estate, net	729,652	562,344	1,291,996			1,291,996
Other assets	5,094,074	851,459	5,945,533	58,310	(B)	6,003,843

Total Assets	$279,490,258	$106,899,412	$386,389,670	$ (8,996,690)		$377,392,980

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Noninterest-bearing deposits	$62,394,399	$-	$62,394,399	$ -		$62,394,399
Interest-bearing deposits	166,216,829	76,037,079	242,253,908			242,253,908

Total deposits	228,611,228	76,037,079	304,648,307			304,648,307

Accrued expenses and other liabilities	3,347,533	1,446,931	4,794,464	122,000	(C)	4,916,464
Notes payable	739,668	-	739,668			739,668
Trust preferred securities	5,000,000	-	5,000,000			5,000,000
Advances from Federal Home Loan Bank	18,750,000	18,950,000	37,700,000			37,700,000

Total liabilities	256,448,429	96,434,010	352,882,439	122,000		353,004,439

COMMITMENTS AND CONTINGENCIES
Common stock subject to put option	-	1,287,356	1,287,356	(1,287,356)	(D)

STOCKHOLDERS' EQUITY:
Common stock	2,230,065	1,392	2,231,457	(1,392)	(E)	2,230,065
Nonvoting common stock	90,000	1,451,545	1,541,545	(1,451,545)	(E)	90,000
Additional paid-in capital	7,444,693	-	7,444,693			7,444,693
Retained earnings	14,920,870	7,079,010	21,999,880	(5,886,788)	(E)	16,113,092
Treasury stock at cost	(2,046,027)	(27,936)	(2,073,963)	27,936	(E)	(2,046,027)
Accumulated other comprehensive income	402,228	674,035	1,076,263	(519,545)	(E)	556,718

Total stockholders' equity	23,041,829	9,178,046	32,219,875	(7,831,334)		24,388,541

	$279,490,258	$106,899,412	$386,389,670	(8,996,690)		$377,392,980
See notes to consolidated financial statements.

(A) Adjustment to facilitate purchase of CFS.
(B) To reflect the fair value of the identified deposits intangible, less the excess of the fair value of net assets and liabilities acquired.
(C) To reflect the liability incurred for the early termination of CFS data processing contract.
(D) To reflect the elimination of common stock subject to put option due to the termination of CFS ESOP.
(E) Adjustment due to the elimination of CFS stockholders' equity, less current year pro forma net income.

Citizens Bancshares Corporation
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2002

	Citizens Bancshares	CFS Bancshares	Subtotal	Pro Forma Adjustments		Pro Forma Combined
Interest income:
Loans, including fees	$ 12,748,511	$ 3,440,165	$ 16,188,676	$		$ 16,188,676
Investment securities:
Taxable	2,814,364	2,186,769	5,001,133			5,001,133
Tax-exempt	947,865		947,865			947,865
Dividends	169,590	384,757	554,347			554,347
Federal funds sold	7,612	49,525	57,137			57,137
Interest-bearing deposits	324,524	4,336	328,860			328,860

Total interest income	17,012,466	6,065,552	23,078,018			23,078,018

Interest expense:
Deposits	4,401,111	1,783,260	6,184,371			6,184,371
Other borrowings	866,676	901,077	1,767,753	(514,275)	(A)	1,253,478
Total interest expense	5,267,787	2,684,337	7,952,124	(514,275)		7,437,849

Net interest income	11,744,679	3,381,215	15,125,894	(514,275)		15,640,169

Provision for loan losses	1,660,165		1,660,165			1,660,165

Net interest income after provision for
loan losses	10,084,514	3,381,215	13,465,729	(514,275)		13,980,004

Noninterest income:
Service charges on deposits	3,498,771	426,900	3,925,671			3,925,671
Gains on sales of securities	1,164,196	201,030	1,365,226			1,365,226
Gains on sales of assets	2,496		2,496			2,496
Mortgage origination fees	121,048		121,048			121,048
Other operating income	1,225,415	26,675	1,252,090			1,252,090

Total noninterest income	6,011,926	654,605	6,666,531			6,666,531

Noninterest expense:
Salaries and employee benefits	7,099,256	1,651,093	8,750,349			8,750,349
Occupancy and equipment	2,382,591	141,158	2,523,749			2,523,749
Other operating expenses	5,050,412	1,383,818	6,434,230	(108,443)	(B)	6,325,787

Total noninterest expense	14,532,259	3,176,069	17,708,328	(108,443)		17,599,885

Income before income taxes	1,564,181	859,751	2,423,932			3,046,650
Income tax expense	128,644	290,247	418,891			418,891

Net income	$ 1,435,537	$ 569,504	$ 2,005,041	$ 622,718		$ 2,627,759

Net income per share - basic	$ 0.68	$ 4.17				$ 1.25
Net income per share - diluted	$ 0.68	$ 4.17				$ 1.25

Weighted average outstanding shares:
Basic	2,101,555	136,616				2,101,555
Diluted	2,101,675	139,108				2,101,675

(A) To reflect the refinance of other borrowings at current market rates.
(B) Adjustment due to the early termination of CFS data processing contract.

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